Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2026 Update

TULSA, Okla., August 19, 2026 – ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and support the use of cleaner fuels including hydrogen, today provides an update on operations for the second quarter ended June 30, 2026.

“We made notable progress across multiple product lines,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “The M Series midstream burners appear to be gaining market traction, with six burners sold to two major operators in West Texas. We believe these sales demonstrate both a significant market need and growing demand for this product line. In addition, we are seeing several larger opportunities across both our process burner and flare product lines, with increasing customer interest and a growing pipeline of proposals. We believe this momentum and upcoming installations will position us well for continued growth across our product portfolio.”

Strategic and Operational Highlights

Recent strategic and operational highlights including, and subsequent to, the second quarter of 2026:

ClearSign Board of Directors Appoints Former ExxonMobil Global Technology Leader Larry Saddler: Mr. Saddler is a retired ExxonMobil executive that has nearly 40 years of experience in heat transfer technology, fired equipment engineering, and global operations support. Throughout a distinguished career, he served in progressively senior technical leadership roles at ExxonMobil, including as Global Technology Sponsor for Heat Transfer, where he was responsible for, among other things, the oversight of the global fleet management of fired equipment's technology, safety, environmental, reliability and margin performance.

Receives Order for Three “M1” Series Burners: The ClearSign Core™ M1 burners will be installed into three new heaters of a Fortune 500 midstream provider in West Texas. The Company expects the burners to be delivered in the third quarter of 2026.

Received Three Separate “M1” Series Burner Orders for Midstream Heaters in West Texas: Two of the ClearSign Core™ M1 burners, sold through Tulsa Heaters Midstream, will be installed in twin new heaters at a gas processing facility of a multinational energy company in West Texas. A third, smaller “M1” Series burner was ordered a few weeks later. The Company expects to deliver all three of these burners in the fourth quarter of 2026.

Received Order for Next Phase of 32-Burner Project for California Refinery: The Company received a purchase order for the physical testing and demonstration of burners as the second phase of a process heater retrofit project comprising of a total of 32 ClearSign Core™ burners to be installed in the customers California refinery.

Financial Information

Cash and cash equivalents were approximately $9.9 million as of June 30, 2026.

There were 5,328,730 shares of the Company’s common stock issued and outstanding as of June 30, 2026.

Conference Call

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-888-506-0062 within the U.S. or 1-973-528-0011 from abroad, both using Participant Access Code: 873646 Investors can also access the call online through a listen-only webcast at  https://www.webcaster5.com/Webcast/Page/3133/54357 or on the investor relations section of the Company’s website at http://ir.clearsign.com/overview.

The Company will host a Q&A session during the call and investors wishing to submit a question ahead of time can do so by emailing questions to mselinger@firmirgroup.com.

The webcast will be archived on the Company’s investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 877-481-4010 within the U.S. or 919-882-2331 from abroad using Replay Passcode #54357. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners, sensors, flares and any other products it may offer from time to time in the markets it operate in, and any other markets the Company may sell products in; the performance of the Company’s products, including its ultra-low NOx burner; the Company’s ability to timely fabricate and ship its burners, sensors, flares and any other products or technologies it may offer from time to time; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to expand its sales of flaring solutions; the Company’s and Zeeco’s ability to successfully market the co-branded process burner line with Zeeco; the Company’s ability to generate orders from proposals and quotes sent to potential customers and other participants in the industry; the Company’s ability to market and gain market acceptance of its fuel flexible 100% hydrogen capable burner; the Company’s ability to effectively compete and gain market acceptance in the midstream market; the Company’s ability to provide low emissions and system integration solutions based on continuously changing air permit requirements at the federal and state level; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when and if needed; whether the Company’s technology will be accepted and adopted, and other factors identified in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the U.S. Securities and Exchange Commission and available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com